UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

COLORADO 2000C LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

West Virginia	333-41977-09	55-0773437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on September 16, 2013, Colorado 2000C Limited Partnership (the “Partnership”) filed a petition under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Proceeding”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The managing general partner appointed Karen Nicolaou to act as the Responsible Party for the Partnership and to oversee all actions for the Partnership in connection with the Chapter 11 Proceeding. The Partnership remains in possession of its remaining assets and continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

As previously reported, in November 2005, the Partnership determined that its previously issued financial statements for the year ended December 31, 2004, and for the quarter ended March 31, 2005, should no longer be relied upon. More information regarding the 2004 restatement and the Partnership’s initial efforts to file its comprehensive 2005 10-K including quarterly financial information can be found in its Current Report on Form 8-K filed with the SEC on November 14, 2005 and its Form 12b-25’s filed with the SEC on April 3, 2006 and August 15, 2006. In light of the Chapter 11 Proceeding, the Partnership does not intend to file such delinquent reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colorado 2000C LIMITED PARTNERSHIP

Date: August 18, 2014	By:	/s/ Karen Nicolaou
	Name:	Karen Nicolaou
	Title:	Responsible Party